Exhibit 10.1

Execution Version

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into effectively as of January 16, 2024 (the “Effective Date”), by and among Polar Multi-Strategy Master Fund (the “Investor”), Hennessy Capital Investment Corp. VI, a Delaware corporation (the “SPAC”), Hennessy Capital Partners VI LLC, a Delaware limited liability company (the “Sponsor”) and, solely for the purposes of Section 1.5.2, Daniel J. Hennessy, a resident of the State of Nevada, with the mailing address of P.O. Box 11173, Zephyr Cove, Nevada 89448 (“DJH”). Investor, SPAC and Sponsor are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

WHEREAS, the SPAC is a special purpose acquisition company that closed on its initial public offering on October 1, 2021, initially with 24 months to complete an initial business combination (the “De-SPAC”);

WHEREAS, on September 29, 2023, SPAC held a special meeting of stockholders during which SPAC’s stockholders approved a proposal to extend the date by which the SPAC must consummate the De- SPAC from October 1, 2023 to January 10, 2024;

WHEREAS, on January 10, 2024, SPAC held a special meeting of stockholders during which SPAC’s stockholders approved a proposal to extend the date by which the SPAC must consummate the De-SPAC from January 10, 2024 to September 30, 2024;

WHEREAS, as of the date of this Agreement, the SPAC has not completed the De-SPAC;

WHEREAS, the SPAC is seeking to raise $1,750,000 from existing SPAC investors to cover working capital expenses and certain potential excise tax obligations;

WHEREAS, pursuant to the terms and conditions of this Agreement, Investor has agreed to fund $1,750,000 (the “Investor Capital Contribution”); and

WHEREAS, the SPAC shall return an amount equal to the Investment Capital Contribution to Investor, as a return of capital, at the closing of the De-SPAC transaction (the “De-SPAC Closing”), in accordance with Section 1.5.1 below.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreement contained in this Agreement, and intending to be legally bound hereby, the Parties (and DJH solely for the purposes of Section 1.5.2), agree as follows:

ARTICLE I

SUBSCRIPTION AND RETURN OF CAPITAL

1.1	Closing. The Investor Capital Contribution shall be made by the Investor to the SPAC on April 1, 2024, in cash, by wire transfer of immediately available funds pursuant to the wiring instructions separately provided (such date, the “Closing”).

1.2	Subscription. If the De-SPAC Closing occurs, as consideration for the Investor Capital Contribution, the SPAC (or the surviving entity following the De-SPAC Closing) will issue to the Investor 70,000 shares of the SPAC’s Class A common stock at the De-SPAC Closing (“Subscription Shares”).

1.3	Restrictions. The Subscription Shares shall not be subject to any transfer restrictions or any other lock-up provisions, earn outs, or other contingencies (other than those arising under applicable securities laws).

1.4	Registration. The Subscription Shares (i) to the extent feasible and in compliance with all applicable laws and regulations shall be registered as part of any registration statement issuing shares before or in connection with the De-SPAC Closing or (ii) if no such registration statement is filed in connection with the De-SPAC Closing, the SPAC shall use its reasonably best efforts to cause the Subscription Shares to promptly be registered pursuant to the first registration statement filed by the SPAC or the surviving entity following the De-SPAC Closing, which shall be filed no later than 30 days after the De-SPAC Closing and declared effective no later than 90 days after the De-SPAC Closing. (the “Registration Requirement”). The Sponsor shall not sell, transfer, forfeit, place restrictions on, or otherwise dispose of any securities (including warrants) owned by the Sponsor without the Investor’s consent, other than shares of the SPAC required to be transferred to third parties pursuant to agreements in effect as of the date hereof (the “Permitted Share Transfers”), until the Subscription Shares have been transferred to the Investor and the Registration Requirement has been complied with. For the avoidance of doubt, Sponsor confirms that it shall hold at least 3,000,000 shares of the SPAC’s Class A common stock after all Permitted Share Transfers have been made.

1.5	Return of Capital.

1.5.1	An amount equal to the Investor Capital Contribution shall be paid by the SPAC (or the surviving entity following the De-SPAC Closing) to the Investor as a return of capital within five (5) business days of the De-SPAC Closing. The SPAC and Sponsor shall be jointly and severally obligated for such repayment; provided that, notwithstanding anything to the contrary in this Agreement, any obligations for payment, repayment or similar obligations of Sponsor under this Agreement shall be limited solely to the transfer of shares of the SPAC to Investor. If the De-SPAC is consummated, the Investor may elect at the De-SPAC Closing to receive such payment from the SPAC either in cash or shares of the SPAC’s Class A common stock at a rate of one share of Class A common stock for each $10 of the Investor Capital Contribution. If the SPAC liquidates without consummating a De-SPAC, any amounts remaining in the SPAC’s cash accounts (excluding the SPAC’s Trust Account (as defined below)) will be paid to the Investor by the SPAC within thirty (30) calendar days of the liquidation, and such amounts shall be the sole recourse for the Investor (other than as described in Section 1.5.2 below). The Sponsor shall not sell, transfer, or otherwise dispose of any securities (including warrants) owned by the Sponsor without the Investor’s consent, other than Permitted Share Transfers, until either (i) an amount equal to the full amount of the Investor Capital Contribution has been repaid to the Investor as a return of capital or (ii) DJH has purchased all of the Investor’s rights under this Agreement in accordance with Section 1.5.2 below.

1.5.2	Notwithstanding anything to the contrary, if: (i) the De-SPAC closes but the SPAC fails to repay an amount equal to the full amount of the Investor Capital Contribution to the Investor as a return of capital within five (5) business days of the De-SPAC Closing; or (ii) the SPAC liquidates without consummating a De-SPAC and SPAC fails to repay the full amount of the Investor Capital Contribution within thirty (30) calendar days of the liquidation of the SPAC’s Trust Account, then DJH will purchase from the Investor all of the Investor’s remaining rights under this Agreement (excluding the right to receive the Subscription Shares, which shall remain with the Investor) for an amount equal to the portion of the Investor Capital Contribution not repaid by the SPAC (such amount, the “Purchase Price”) and shall pay such Purchase Price to the Investor by wire transfer of immediately available funds pursuant to the wiring instructions separately provided within two (2) business days of the SPAC’s failure to so repay the full amount of the Investor Capital Contribution.

1.6	Default. In the event that (i) the Sponsor or the SPAC defaults in its obligations under Sections 1.2, 1.3, 1.4 or 1.5 (excluding the last sentence thereof) of this Agreement or (ii) the SPAC or the surviving entity following the De-SPAC Closing fails to file a registration statement to register the Subscription Shares within 30 days after the De-SPAC Closing and to have such registration statement declared effective within 90 days after the De-SPAC Closing, and in the event that such default or such failure continues for a period of five (5) business days following written notice to the Sponsor and the SPAC (the “Default Date”), the SPAC (or the surviving entity following the De-SPAC Closing) shall immediately issue to Investor 0.1 shares of the SPAC’s Class A common stock (the “Default Shares”) for each $1.00 of the Investor Capital Contribution on the Default Date and shall issue to the Investor an additional 0.1 Default Shares for each $1.00 of the Investor Capital Contribution the Investor has funded each month thereafter, until the default is cured; provided however, that in no event will the SPAC issue any Default Shares to Investor that would result in Investor (together with any other persons whose beneficial ownership of the SPAC’s Class A common stock would be aggregated with Investor’s for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable regulations of the U.S. Securities and Exchange Commission (the “SEC”), including any “group” of which Investor is a member) beneficially owning more than 19.9% of the outstanding shares of SPAC’s Class A common stock (“Transfer Limit”); provided further than any Default Shares that were not issued to Investor because the issuance of such shares would have exceeded the Transfer Limit shall be promptly issued to Investor upon written request from Investor to extent that, at the time of such request, such issuance would no longer exceed the Transfer Limit. Any such Default Shares received pursuant to this Section 1.6 shall be added to the registration statement required by Section 1.4 of this Agreement if not then effective and if such registration statement has been declared effective, the SPAC shall cause the Default Shares to promptly be registered, and in any event to be registered within 90 days. In the event that Investor notifies Sponsor and the SPAC of any default pursuant to this Section 1.6, Sponsor shall not sell, transfer, or otherwise dispose of any securities (including warrants) owned by the Sponsor without the Investor’s consent, other than Permitted Share Transfers, and other than in accordance with this Section 1.6, until such default is cured. Notwithstanding the foregoing, in no event shall the SPAC issue more than 19.9% of the outstanding shares of the SPAC’s Class A common stock as of the date hereof before giving effect to any shares that may be issuable by the SPAC hereunder.

1.7	Reimbursement. On the De-SPAC Closing, the SPAC will pay the Investor an amount equal to the reasonable attorney fees incurred by the Investor in connection with this agreement not to exceed $5,000.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants to each other Party as of the date of this Agreement and as of the Closing that:

2.1	Authority. Such Party has the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance by the Party of this Agreement and the consummation of the transfer have been duly authorized by all necessary action on the part of the relevant Party, and no further approval or authorization is required on the part of such Party. This Agreement will be valid and binding on each Party and enforceable against such Party in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

2.2	Acknowledgement. Each Party acknowledges and agrees that the Subscription Shares and Default Shares (as defined herein) have not been registered under the Securities Act or under any state securities laws and the Investor represents that, as applicable, it (a) is acquiring the Subscription Shares and Default Shares pursuant to an exemption from registration under the Securities Act with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) will not sell or otherwise dispose of any of the Subscription Shares and Default Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the investment and related economic terms hereunder and of making an informed investment decision, and has conducted a review of the business and affairs of the SPAC that it considers sufficient and reasonable for purposes of making the investment and subscription hereunder, and (d) is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act). Each Party acknowledges and agrees that this subscription will not be treated as indebtedness for U.S. tax purposes.

2.3	Trust Waiver. Reference is made to the final prospectus of the SPAC, dated as of September 28, 2021 and filed with the SEC (File No. 333-254062) on September 30, 2021 (the “Prospectus”). The Investor hereby represents and warrants that it has read the Prospectus and understands that the SPAC has established a trust account in connection with its initial public offering (the “Trust Account”) containing the proceeds of the initial public offering and the overallotment securities acquired by its underwriters and from certain private placements occurring simultaneously with the initial public offering (including without limitation interest accrued from time to time thereon) for the benefit of the SPAC’s public stockholders (including without limitation overallotment shares acquired by the SPAC’s underwriters, the “Public Stockholders”), and that, except as otherwise described in the Prospectus, the SPAC may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their SPAC shares in connection with the consummation of a De-SPAC Closing or in connection with an extension of its deadline to consummate a De-SPAC Closing, (b) to the Public Stockholders if the SPAC fails to consummate a De-SPAC Closing by September 30, 2024, subject to extension by an amendment to the SPAC’s organizational documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any franchise or income taxes or (d) to the SPAC after or concurrently with the consummation of a De-SPAC Closing. For and in consideration of the SPAC and the Sponsor entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Investor hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Agreement, neither it nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including without any limitation any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between the SPAC or its representatives, on the one hand, and the Investor or its representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability, except as expressly provided in any future definitive transaction document between the SPAC and the Investor or to the extent the SPAC completes a De-SPAC Closing and funds are released to the SPAC from the Trust Account in accordance with the terms of the trust agreement (collectively, the “Released Claims”); provided, however, that nothing in this Section 2.3 shall (a) serve to limit or prohibit Investor’s right to pursue a claim against the SPAC for legal relief against assets outside the Trust Account, for specific performance or other relief, (b) serve to limit or prohibit any claims that Investor may have in the future against the SPAC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with such funds, but excluding funds released from the Trust Account to Public Stockholders who exercised redemption rights with respect to their SPAC shares or in connection with the liquidation of the SPAC), or (c) be deemed to limit Investor’s right, title, interest, or claim to the Trust Account by virtue of Investor’s record or beneficial ownership of SPAC shares acquired by any means other than pursuant to (x) this Agreement, (y) that certain Subscription Agreement, dated as of October 13, 2023, among Investor, the SPAC, the Sponsor and Hennessy Capital Group LLC and (z) that certain Subscription Agreement, dated as of August 5, 2021, as amended by that certain Amendment No. 1 to Subscription Agreement, dated as of September 7, 2021, among Investor, the SPAC and the Sponsor. The Investor, on behalf of itself and its affiliates, hereby irrevocably waives any Released Claims that it or any of its affiliates may have against the Trust Account (including without limitation any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the SPAC or its representatives and will not seek recourse against the Trust Account (including without limitation any distributions therefrom) for any reason whatsoever (including without limitation for an alleged breach of this Agreement or any other agreement with the SPAC or its affiliates), subject to the same proviso included in the immediately preceding sentence. The Investor agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by the SPAC, the Sponsor and their respective affiliates to induce the SPAC and the Sponsor to enter into this Agreement, and the Investor further intends and understands such waiver to be valid, binding and enforceable against the Investor and its affiliates under applicable law. To the extent the Investor and its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to any Released Claims, which proceeding seeks, in whole or in part, monetary relief against the SPAC or its representatives, the Investor hereby acknowledges and agrees that the sole remedy of the Investor and its affiliates shall be against funds held outside of the Trust Account and that such claim shall not permit the Investor and its affiliates (or any person claiming on any of their behalf or in lieu of any of them) to have any claim against the Trust Account (including without limitation any distributions therefrom) or any amounts contained therein. In the event the Investor or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Released Claims, which proceeding seeks, in whole or in part, relief against the Trust Account (including without limitation any distributions therefrom) or the Public Stockholders, whether in the form of money damages or injunctive relief, the Sponsor, the SPAC and their respective representatives, as applicable, shall be entitled to recover from the Investor and its affiliates the associated legal fees and costs in connection with any such action, in the event the Sponsor, the SPAC or their respective representatives, as applicable, prevails in such action or proceeding. This provision shall not be deemed to limit Investor’s right, title, interest or claim to the Trust Account by virtue of the Investor’s record or beneficial ownership of securities of the SPAC acquired by any means other than pursuant to this Agreement, including but not limited to any redemption right with respect to any such securities of the SPAC.

2.4	Restricted Securities. Investor hereby represents, acknowledges and warrants its representation of, understanding of and confirmation of the following:

a.	Investor realizes that, unless subject to an effective registration statement, the Subscription Shares and Default Shares cannot readily be sold as they will be restricted securities and therefore the Default Shares must not be accepted unless Investor has liquid assets sufficient to assure that Investor can provide for current needs and possible personal contingencies;

b.	Investor understands that, because the SPAC is a former “shell company” as contemplated under paragraph (i) of Rule 144, regardless of the amount of time that the Investor holds the Subscription Shares and Default Shares, sales of the Subscription Shares and Default Shares may only be made under Rule 144 upon the satisfaction of certain conditions, including that the SPAC is no longer a ’shell company’ and that the SPAC has not been a ’shell company’ for at least the last 12 months—i.e., that no sales of Subscription Shares and Default Shares can be made pursuant to Rule 144 until at least 12 months after the De-SPAC; and the SPAC has filed with the SEC, during the 12 months preceding the sale, all quarterly and annual reports required under the Securities Exchange Act of 1934, as amended;

c.	Investor confirms and represents that it is able (i) to bear the economic risk of the Subscription Shares and Default Shares, (ii) to hold the Subscription Shares and Default Shares for an indefinite period of time, and (iii) to afford a complete loss of the Subscription Shares and Default Shares; and

d.	Investor understands and agrees that a legend has been or will be placed on any certificate(s), other document(s) or book entry(ies) evidencing the Subscription Shares and Default Shares in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, EXISTS.”

The SPAC shall take all steps necessary in order to remove the legend referenced in the preceding paragraph from the Subscription Shares and Default Shares immediately following the earlier of (a) the effectiveness of a registration statement applicable to the Subscription Shares and Default Shares or (b) any other applicable exception to the restrictions described in the legend occurs.

ARTICLE III

MISCELLANEOUS

3.1	Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such provision(s) had never been contained herein, provided that such provision(s) shall be curtailed, limited or eliminated only to the extent necessary to remove the invalidity, illegality or unenforceability in the jurisdiction where such provisions have been held to be invalid, illegal, or unenforceable.

3.2	Titles and Headings. The titles and section headings in this Agreement are included strictly for convenience purposes.

3.3	No Waiver. It is understood and agreed that no failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

3.4	Term of Obligations. The term of this Agreement shall expire upon the earlier to occur of (i) six (6) months after the De-SPAC Closing or (ii) thirty (30) calendar days following the liquidation of SPAC. However, the obligations set forth herein that are intended to survive the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement, including for the avoidance of doubt, the registration obligations set forth in Section 1.4, the obligations set forth in Section 1.5, the default provision set forth in Section 1.6 and the indemnity obligations set forth in Section 3.13.

3.5	Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to its conflicts of laws rules. Each Party (a) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, the United States District Court for the District of Delaware (collectively, the “Courts”), for purposes of any action, suit or other proceeding arising out of this Agreement; and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such Court does not have any jurisdiction over such Party. Any Party may serve any process required by such Courts by way of notice.

3.6	WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

3.7	Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes any previous understandings, commitments or agreements, oral or written, with respect to the subject matter hereof. No modification of this Agreement or waiver of the terms and conditions hereof shall be binding upon either party, unless mutually approved in writing.

3.8	Counterparts. This Agreement may be executed in counterparts (delivered by email or other means of electronic transmission), each of which shall be deemed an original and which, when taken together, shall constitute one and the same document.

3.9	Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means, with affirmative confirmation of receipt, (iii) one business day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice.

If to Investor:	If to SPAC or Sponsor:

POLAR MULTI-STRATEGY MASTER FUND	Hennessy Capital Partners VI LLC PO Box 1036
c/o Mourant Governance Services (Cayman) Limited 94 Solaris Avenue Camana Bay PO Box 1348 Grand Cayman KY1-1108 Cayman Islands	Zephyr Cove, NV 89448 Attn: Nicholas A. Petruska Telephone: (775)-339-1671 E-mail: npetruska@hennessycapllc.com If to DJH:

With a mandatory copy to:
Polar Asset Management Partners Inc.
16 York Street, Suite 2900
Toronto, ON M5J 0E6
Attention: Legal Department, Ravi Bhat / Jillian Bruce
E-mail: legal@polaramp.com / rbhat@polaramp.com
/ jbruce@polaramp.com

Daniel J. Hennessy P.O. Box 11173 Zephyr Cove, NV 89448 E-mail: dhennessy@hennessycapitalgroup.com In each case, with a mandatory copy (which will not constitute notice) to:

Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 Attn: Michael Heinz Telephone: (212) 839-5444 E-mail: mheinz@sidley.com

3.10	Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other Parties, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

3.11	Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any Party in connection with the transactions contemplated hereby shall create any rights in or be deemed to have been executed for the benefit of, any person or entity that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

3.12	Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

3.13	Indemnification. Subject to Section 3.4 of this Agreement, SPAC and Sponsor agrees to indemnify and hold harmless Investor, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (each such person being an “Indemnified Party”) from and against any and all losses (but excluding financial losses to an Indemnified Party relating to the economic terms of this Agreement), claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, the execution or delivery of this Agreement, the performance by the SPAC and Sponsor of their respective obligations hereunder, the consummation of the transactions contemplated hereby or any pending or threatened claim or any action, suit or proceeding against the SPAC, its Sponsors, or the Investor; provided that neither the SPAC nor the Sponsor will be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a non-appealable judgment by a court of competent jurisdiction to have resulted from Investor’s material breach of this Agreement or from Investor’s willful misconduct, or gross negligence. In addition (and in addition to any other reimbursement of legal fees contemplated by this Agreement), the SPAC and the Sponsor shall jointly and severally reimburse any Indemnified Party for all reasonable, out-of-pocket, expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of SPAC or Sponsor. The provisions of this paragraph shall survive the termination of this Agreement. For the avoidance of doubt, under no event shall the officers, directors, members or controlling persons of the Sponsor have any personal obligations or liability hereunder.

3.14	Interpretation. All references to the SPAC shall refer to the SPAC prior to the De-SPAC Closing and, following the De-SPAC Closing, to the SPAC or the publicly traded entity resulting from the De-SPAC. All references to shares of the SPAC’s Class A common stock shall, following the De-SPAC Closing, refer to the equivalent securities received in exchange for the SPAC’s Class A common stock pursuant to the De-SPAC if the SPAC is not the publicly traded entity resulting from the De-SPAC.

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The Parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

SPAC:

Hennessy Capital Investment Corp. VI

By:	/s/ Daniel Hennessy
Name:	Daniel Hennessy
Title:	Chief Executive Officer

SPONSOR:

Hennessy Capital Partners VI LLC

By:	/s/ Daniel Hennessy
Name:	Daniel Hennessy
Title:	Managing Member of Hennessy Capital
Group LLC, the managing member of the Sponsor

Solely for purposes of Section 1.5.2 of this Agreement:

Daniel J. Hennessy

By:	/s/ Daniel Hennessy
Name:	Daniel Hennessy

INVESTOR:

POLAR MULTI-STRATEGY MASTER FUND
By its investment advisor
Polar Asset Management Partners Inc.

By:	/s/ Andrew Ma
Name:	Andrew Ma
Title:	Chief Compliance Officer

By:	/s/ Kirstie Moore
Name:	Kirstie Moore
Title:	Legal Counsel